EXHIBIT 10.65

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [     ] and an asterisk*, have been separately filed with the Commission.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this "Agreement")  dated as of July 6, 2010 (the "Effective Date"), is entered into between SK Holdings Co., Ltd., a Korean corporation ("Licensor"), having a place of business at 99, seorin-dong, Jongro-gu,  Seoul, the Republic of Korea, and Neuronex, Inc., a Delaware corporation ("Licensee"), having a place of business at 9001 Aerial Center Parkway, Suite 110, Morrisville, NC  27560, U.S.A.

WHEREAS, Licensor owns or has rights in the Licensed IP Rights (as defined below).

WHEREAS, Licensee desires to obtain an exclusive license under Licensor's  rights in the Licensed IP Rights on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.           DEFINITIONS

For purposes of this Agreement, the terms defined in this Section 1 shall have the respective meanings set forth below:

1.1            "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.  A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

1.2           "Clinical  Trial" means a Phase I Clinical Trial, Phase IIA Clinical Trial, Phase IIB Clinical Trial and/or Phase III Clinical Trial.

1.3           “Combination  Product" means a Product that includes at least one additional active pharmaceutical ingredient (whether coformulated or copackaged) which is not a Compound.

1.4           "Competent Authority(ies)" shall mean, collectively, (a) the governmental entities in each country or supranational  organization that is responsible for the regulation of any Product intended for use in the Field or the establishment, maintenance and/or protection of rights related to the Licensed IP Rights (including the FDA, the EMA and the Ministry of Health, Labour and Welfare of Japan), or (b) any other applicable regulatory or administrative  agency in any country or supranational  organization that is comparable to, or a counterpart of, the foregoing.

1.5           "Compound" shall mean the chemical compound commonly referred to as diazepam or any other benzodiazepine agent.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

1.6           "Control" shall mean, with respect to any Know-How, Patent Rights or other intellectual property right, possession by a party (including its Affiliates) of the right (whether by ownership, license or otherwise) to grant to the other party access, ownership, a license, sublicense and/or other right to or under such Know How, Patent Rights or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party at the time such party would be required under this Agreement to grant the other party such access or license or other right.

1.7           "Cover" or "Covering" means, with respect to a Patent Right, that, but for rights held by or granted to a person under such Patent Right, the practice by such person of an invention claimed in such Patent Right would infringe a valid claim included in such Patent Right, or in the case of a Patent Right that is a patent application, would infringe a valid claim in such patent application if it were to issue as a patent.

1.8           "EMA" shall mean the European Medicines Agency of the European Union, or the successor thereto.

1.9           "FDA" shall mean the Food and Drug Administration of the United States, or the successor thereto.

1.10           "Field" shall mean all therapeutic, medical and in vivo uses in humans or other animals, specifically including, but not limited to, the prevention and treatment of acute repetitive seizures and other neurological disorders in humans or other animals.

1.11           "First Commercial Sale" shall mean, with respect to any Product, the first sale of such Product after required marketing and pricing approvals (if any) have been granted by the applicable governing health authority of such country.

1.12           "Generic" means, with respect to a Product, a pharmaceutical formulation containing an active ingredient having the same chemical structure as the applicable Compound (or any stereoisomer, polymorph or salt thereof) contained in such Product and having the same formulation as such Product (i.e. a formulation covered by the subject matter and inventions claimed in the patent applications listed on Exhibit A hereto), whether approved under an NDA, ANDA, an application under Section 505(b)(2) of the United States Federal Food, Drug, and Cosmetic Act (the FDCA), or any equivalent thereof, or otherwise by a Competent Authority within the Territory.

1.13           "Generic Competition" means, with respect to a Product, that gross sales in the applicable country of a Generic that has been granted required marketing and pricing approvals (if any) by the applicable governing health authority of such country, during any prior calendar quarter, equal or exceed [***] percent ([***]%) of the sales (by unit volume) of such Product during the same period.

1.14           "Good Practices" means compliance with the applicable standards contained in then-current "Good Laboratory Practices," "Good Manufacturing Practices" ("GMP") or "Good Clinical Practices," in each case as promulgated by the applicable Competent Authority or the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

1.15           "Know-How" shall mean any confidential unpatented or unpatentable technology, compound, technical information, method, or other confidential information or material, in all cases to the extent, but only to the extent, not in the public domain.

1.16           "Licensed IP Rights" shall mean, collectively, the Licensed Patent Rights, the Licensed Know-How Rights and any [***] (as defined in Section 7.4).

1.17           "Licensed  Know-How Rights" shall mean the information identified in Exhibit B and all other trade secret and other know-how rights in and to Know-How owned or Controlled by Licensor or its Affiliates which are necessary for Licensee to make, use, develop, sell or seek regulatory approval to market a composition, or to practice any method or process, at any time claimed or disclosed in any issued patent or pending patent application within the Licensed Patent Rights or which otherwise relates to Products.

1.18           "Licensed Patent Rights" shall mean (a) the patents, patent applications and pending patent applications (as and to the extent filed) listed on Exhibit A hereto, (b) all divisions, continuations and continuations-in-part, that claim priority to, or common priority with, the patent applications listed in clause (a) above or the patent applications that resulted in the patents described in clause (a) above, and (c) all patents that have issued or in the future issue from any of the foregoing patent applications, including utility, model and design patents and certificates of invention, together with any reissues, renewals, extensions or additions thereto.

1.19           "NDA" shall mean a New Drug Application, or similar application for marketing approval of a Product for use in the Field submitted to a Competent Authority.

1.20           "Net Sales" shall mean the gross amounts invoiced by Licensee (and its Affiliates) for sales of Product in the Territory to unaffiliated Third Parties (other than Sublicensees) in bona fide, arms-length transactions, less the following amounts actually paid or incurred by Licensee (or its Affiliates) with respect to the sale of such Products, to the extent not already reflected or deducted:  (i) trade, cash or quantity discounts, allowances, adjustments and rejections; (ii) rebates, chargebacks, recalls and returns; (iii) price reductions or rebates imposed by Competent Authorities; (iv) price reductions or rebates accorded to managed care systems (that is, systems that integrate the financing and delivery of healthcare services to covered members, including but not limited to, pharmacy benefit managers (PBMs), prescription drug plans (PDPs), health maintenance organizations (HMOs), preferred provider organizations (PPOs), independent practice associations (IPAs) and other similar healthcare organizations); (v) sales, excise, turnover, value-added tax (except to the extent that the net VAT amounts collected by Licensee (or its Affiliates) exceed the net VAT paid to a taxing authority ) and similar taxes assessed on the royalty-bearing sale of such Product, but not including any income- tax or franchise tax of any kind; and (vi) to the extent separately itemized on the applicable invoice, transportation, importation, shipping, insurance and other handling expenses; in each case as calculated in accordance with United States generally accepted accounting principles or such other accounting principles as Licensee shall apply on a consistent basis.

Sales of Products shall be deemed consummated upon the first to occur of:  (a) receipt of payment from the purchaser; (b) ninety (90) days after Licensee has invoiced the purchaser; (c) disposition of Products by gift or without issuance of invoice; provided that the supply of

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

Products without cost or receipt of other consideration (x) as commercial samples, (y) as charitable donations, or (z) for use in clinical studies shall be excluded from the computation of Net Sales. Sales to wholesalers and other distributors shall be considered bona fide, arms-length transactions to Third Parties to the extent that each such distributor purchases its requirements of such Product from Licensee or its Affiliates in finished package form (ready for use by the ultimate consumer) at fair market value for resale and/or distribution, but does not otherwise make any royalty payment, or give any other consideration (in whatever form, including barter of property, lump sums payments, marketing, distribution, option or milestone payments, or any premium/discount  paid over fair market value for securities), to Licensee or its Affiliates, directly or indirectly, with respect to the Product or the intellectual property rights controlled by Licensee or its Affiliates with respect to such Products.

Net Sales with respect to sales in non-arms-length transactions will be computed at the average price of bona fide, arms-length sales by Licensee to Third Parties during the preceding three-month period; or, if no bona fide, arms-length sale to a Third Party has yet occurred, at the non-discounted list price for the Product sold directly by Licensee to end users. In the event that no list price has been established, the price will be set at [***].

Notwithstanding the foregoing, if a proposed Sublicensee requires, as a condition to entering into a sublicense agreement with Licensee that could reasonably be expected to generate Sublicensing Royalties, deductions from such Sublicensee's net sales figures (to be used in such sublicense agreement to determine earned royalties payable to Licensee) for receivables which are deemed to be uncollectible from purchasers of Products according to such proposed Sublicensee's internal accounting principles, consistently applied, then such deductions shall also be applicable to the calculation of net sales of such Sublicensee for the purposes of Section 4.4.5 (ii); provided that such bad debt deduction shall only be applied to net sales in the period in which such receivables are written off and shall be exclusive of any bad debt or uncollectible receivables of such Sublicensee (or any Affiliate), unrelated to the Product; and, provided further that if any receivable that has previously been deemed uncollectible is collected in whole or in part, the amount collected shall constitute net sales for such Sublicensee during the period in which the amount is collected.

1.21           "Onset" shall mean the first dosing of the first patient in the applicable Clinical Trial.

1.22               "Patent Rights" shall mean (a) all patents, (b) all patent applications,
(c) all divisions, continuations, continuations-in-part, that claim priority to, or common priority with, the patent applications listed in clause (b) above or the patent applications that resulted in the patents described in clause (a) above, and (d) all patents that have issued or in the future issue from any of the foregoing patent applications, including utility, model and design patents and certificates of invention, together with any reissues, renewals, extensions or additions thereto.

1.23           "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental  authority or any other form of entity not specifically listed herein.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

1.24           "Phase I Clinical Trial" shall mean a human clinical trial that is intended to initially evaluate the safety and/or pharmacological effect of a Product in subjects or that would otherwise satisfy requirements of 21 C.F.R. 312.21(a), or its foreign equivalent.

1.25           "Phase IIA Clinical Trial" shall mean Licensee's first clinical trial of a Product for a particular indication or indications in patients with the disease or indication under study.

1.26           "Phase IIB Clinical Trial" shall mean a human clinical trial that is intended to evaluate the dosing requirements of a Product for a particular indication or indications in patients with the disease or indication under study.

1.27           "Phase III Clinical Trial" shall mean a human clinical trial in any country, the results of which could be used to establish safety and efficacy of a Product as a basis for an NDA or would otherwise satisfy requirements of21 C.F.R. 312.2l(c), or its foreign equivalent.

1.28           "Product(s)" shall mean any pharmaceutical formulation: (a) incorporating or containing Compound, alone or in combination with other active or inactive ingredients, components or materials, (b) that is intended, or is otherwise useful, for intranasal administration and/or intranasal use in the Field; and (c) that if made, used, sold, offered for sale or imported absent the license granted hereunder would infringe a Valid Claim, or that otherwise uses or incorporates the Licensed Know-How Rights.

1.29           "Product Improvement Patent Rights" shall mean Patent Rights, other than Licensed Patent Rights, that contain a claim that Covers, only to the extent that they contain a claim that Covers, an improvement, enhancement or modification of or related to a Product that is first conceived or reduced to practice during the term of this Agreement.  For avoidance of doubt, Product Improvement Patent Rights shall exclude any composition of matter claim in a patent or patent application to the extent that it Covers an active pharmaceutical ingredient, other than a Compound, that is incorporated into a Combination Product, unless such composition of matter is discovered or first reduced to practice in the course of Development Plan activities.

1.30           "Registration(s)" shall mean any and all permits, licenses, authorizations, registrations or regulatory approvals (including NDAs) required and/or granted by any Competent Authority as a prerequisite to the development, manufacturing, packaging, marketing and/or selling of any Product.

1.31          "Regulatory  Exclusivity" means a right or protection, granted by a Competent Authority in a jurisdiction, providing with respect to a Product:  (i) marketing exclusivity that prevents the Competent Authority from approving an NDA (whether new or abbreviated), submitted  by a party other than Licensee (or its sublicensee), for a Generic version of a pharmaceutical product, such as through new molecular entity or [***]; or (ii) data protection for regulatory data submitted by Licensee (or its sublicensee) relating to the Product against unfair commercial use or public release consistent with the World Trade Organization's Agreement on Trade-Related Aspects of Intellectual Property Rights Article 39.3.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

1.32          "Royalty Term" shall mean, on a country-by-country basis in the Territory, the time period commencing with the Effective Date and ending on the later of (i) ten (10) years after the First Commercial Sale of any Product in such country; or (ii) the expiration of Regulatory Exclusivity of any Products in such country; or (iii) the expiration of the last-toexpire Licensed Patent Rights or [***] in such country.  For clarification, an [***] shall not extend the Royalty Term, unless Licensee has elected to include such patent as a [***] (as set forth in Section 7.4).

1.33           "Sublicensee" means any Third Party who receives a sublicense of the license rights granted to Licensee pursuant to and in accordance with this Agreement.

1.34           "Sublicensing Fees" shall mean, with respect to any Product, the aggregate consideration received by Licensee or its Affiliates in consideration for granting rights to a Sublicensee under the Licensed IP Rights by Licensee with respect to such Product, including license fees, sales and other milestone fees and minimum royalties (in excess of earned royalties), but excluding (a) Sublicensing Royalties; (b) payments received by Licensee to fund or reimburse the actual direct costs of its research, development or similar services for such Product performed for such Sublicensee during the term of the sublicense agreement and pursuant to a specific agreement that includes a development/performance plan and commensurate budget; (c) payments received by Licensee in reimbursement of actual pass through patent or other out-of-pocket  expenses relating to such Product; or (d) payments received in consideration for the sale, issuance or exchange of any debt or securities of Licensee or its Affiliates at fair market value.

1.35           "Sublicensing Royalties" shall mean, with respect to any Product, the cash consideration received by Licensee and its Affiliates in consideration for granting rights to a Sublicensee under the Licensed IP Rights by Licensee with respect to such Products, when said consideration is in the nature of an earned royalty payment based upon actual running sales of such Product by such Sublicensee (and its sublicensees and its and their Affiliates), but excluding items such as minimum royalties (in excess of earned royalties) and excluding license fees and milestone fees.

1.36           "Successful  Completion" with respect to a Clinical Trial shall mean that the applicable Clinical Trial (a) achieved its primary clinical endpoint as defined in the protocol for such Clinical Trial and (b) had a side effect profile that does not adversely affect the applicable Product's eligibility to enter the next phase Clinical Trial or, if applicable, to be subject to an NDA.

1.37           "Territory" shall mean all of the world, except for the following countries, which constitute the "SK Territory":  Korea, Japan, China, Taiwan, Singapore, Indonesia, India, Philippines, Thailand, Malaysia, Vietnam and Hong Kong.

1.38           "Third Party" shall mean any Person other than Licensor, Licensee and their respective Affiliates.

1.39           "Valid Claim" shall mean, with respect to any of the Licensed Patent Rights or [***]: (i) a claim of an issued and unexpired patent included

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

within such Patent Rights which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental  agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable  through reissue or disclaimer or otherwise; or (ii) a claim of a pending patent application  included within such Patent Rights, which claim was filed in good faith and has not been abandoned or finally disallowed  without the possibility of appeal or refiling of such application.

1.40           Other Defined Terms.  Each of the following terms shall have the meanings ascribed to in section set forth opposite such term:

"Agreement"	Preamble
"Confidential Information"	Section 8.1
"[***]"	Section 7.4(c)
"Development Milestone"	Section 7.1.2
"Development Plan"	Section 7.1.1
"EU-CO"	Section 3.1(e)
"Excused Delay"	Section 7.1.3
"Indemnitee"	Section 11.2
"Indemnitor"	Section 11.2
"JDC"	Section 7.1.4(a)
"Joint Patents"	Section 9.1.1
"Licensee"	Preamble
"Licensor"	Preamble
"Patent Representative"	Section 9.1.4
"Patent Subcommittee"	Section 9.1.4
"Qualified Affiliate"	Section 13.4
"Recipient"	Section 8.2
"Right of Reference"	Section 3.5
"[***]"	Section 7.4(c)
"SK Territory"	Section 1.37

2.           REPRESENTATIONS AND WARRANTIES

2.1           Mutual Representations and Warranties.  Each party hereby represents and warrants to the other party as follows:

2.1.1           Such party is a corporation or entity duly organized, validly existing and in good standing under the laws of the state or country in which it is incorporated.

2.1.2            Such party (a) has the corporate/entity-level power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate/entity-level action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.  This Agreement

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

2.1.3           All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

2.1.4           The execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

2.2           Licensor Representations and Warranties.  Licensor hereby represents and warrants to Licensee as follows:

2.2.1        All Licensed Patent Rights listed in Exhibit A in the Territory are solely owned by Licensor free and clear of all liens, charges and encumbrances, either written, oral, or implied.  Each individual named as an inventor on each patent application set forth in Exhibit A in the Territory is under a legally or contractually binding obligation to assign to Licensor, and has assigned to Licensor, all of his or her rights to inventions that are claimed therein.

2.2.2         As of the Effective Date there are no interference or opposition proceedings pending or, to Licensor's knowledge, threatened against Licensor before any court or administrative office or agency which relate to the Licensed Patent Rights.

2.2.3         As of the Effective Date, each of the patent applications listed in Exhibit A in the Territory is, as and to the extent identified on such Exhibit, currently pending and has not been abandoned.  To Licensor's Knowledge, neither Licensor nor any Affiliate of Licensor Controls any Patent Rights (other than the Licensed Patent Rights) related to Product in the Field.  To Licensor's Knowledge, the anticipated commercialization of diazepam as an intranasally administered pharmaceutical product for human therapeutic use is not blocked by a valid claim of any issued Patents.

2.2.4           To Licensor's Knowledge, (i) each of the currently pending patent applications listed on Exhibit A in the Territory has been filed in good faith, and (ii) the conception, development and reduction to practice of inventions related to Product have not constituted or involved the misappropriation of trade secrets of any Third Party.

2.2.5           All preclinical development conducted by Licensor with respect to Product prior to the Effective Date (specifically including the preclinical  research and development activity of Licensor that generated data as identified on Exhibit B) has been conducted in accordance with applicable law.  To Licensor's knowledge, no preclinical or clinical development activities conducted by any Third Party on behalf of Licensor with respect to Product prior to the Effective Date has been conducted in a manner that is not in accordance with applicable law.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

2.2.6           To Licensor's Knowledge as of the Effective Date, except for the Licensed Know-How Rights listed on Exhibit B, accurate and completes copies of which have been provided to Licensee, and the IND information listed on Exhibit C, Licensor does not own or Control and is not aware of any clinical data or other technical information related to the safety or efficacy of Product or the scientific, therapeutic or commercial potential of any Product.  Licensor has not itself (i.e. under the name of Licensor) filed any IND with respect to Product.

2.2.7           The personnel included in the definition of the term "Licensor's Knowledge" are the individuals employed by Licensor (or its Affiliates) who have primary responsibility for Licensor's activities related to the Licensed IP Rights and the Product.  The term "Licensor's Knowledge" means the actual knowledge (without duty to investigate) as of the Effective Date of any person with direct managerial responsibility for administering the Licensed IP Rights and any person with direct managerial responsibility for Licensor's activities related to the Product and specifically includes Licensor's intellectual property department and licensing and business development department.  Nothing in this Section 2.2 shall be construed to impose any personal liability on any of the foregoing individuals.

3.           LICENSE GRANT

3.1           Licensed IP Rights.

(a)           Licensor hereby grants to Licensee an exclusive license (with the right to grant sublicenses through multiple tiers) under the Licensed IP Rights to conduct research and to develop, make, have made, use, offer for sale, sell and import Products in the Territory for use in the Field. Such license grant is exclusive even as to Licensor, such that Licensor shall have no right to conduct research or to develop, make, have made, use, offer for sale, sell or import Products in the Territory for use in the Field except to the extent necessary to conduct activities approved by the JDC.  Licensor hereby acknowledges and agrees that any practice of retained rights to the Licensed IP Rights (including the practice of such rights in the SK Territory by Licensor, its Affiliates or sublicensees) shall be limited to the SK Territory and Licensor further represents and warrants that during the term of this Agreement it will not either directly or indirectly market or assist with the marketing or sale of Products or any other intranasal administered pharmaceutical product that includes Compound within the Territory. Notwithstanding the foregoing, Licensor may conduct research and development activities under the Licensed IP Rights and/or make and have made (but not sell or have sold) Products  in the Territory if and to the extent approved by the JDC.

(b)           Licensee may conduct research and development activities under the Licensed IP Rights and/or make and have made (but not sell or have sold) Products in the SK Territory in the Field if and to the extent approved by the JDC.  Licensee hereby represents and warrants that during the term of this Agreement it will not either directly or indirectly market or assist with the marketing or sale of Products or any other intranasal administered pharmaceutical product that includes Compound outside of the Territory, regardless of whether patents for the Products have issued in such countries outside of the Territory.

(c)           The grants set forth in this Section 3.1 shall apply to Licensee and any Affiliate of Licensee, except that no such Affiliate shall have the right to

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

sublicense to others as set forth in this Section 3.1.  If any Affiliate of Licensee exercises rights under this Agreement, such Affiliate shall be bound by all terms and conditions of this Agreement, including indemnity and insurance provisions and royalty payments, which shall apply to the exercise of the rights, to the same extent as would apply had this Agreement been directly between Licensor and such Affiliate.  In addition, Licensee shall remain fully liable to Licensor for all acts and obligations of such Affiliate, such that acts of said Affiliate shall be considered acts of Licensee.

(d)           Licensee shall be entitled to grant sublicenses to Third Parties in accordance with Section 3.1(a) or (b) and upon written terms which are consistent with the terms and conditions of this Agreement; provided, however, that prior to the Onset of a Phase III Clinical Trial, any such sublicense grant shall be subject to the prior written consent of Licensor, not to be unreasonably withheld, delayed or conditioned.  For any proposed sublicense which would require consent, Licensee shall provide to Licensor a detailed summary of the proposed Sublicensee's marketing capabilities and the financial terms contained within each proposed sublicense agreement with a Sublicensee, for Licensor's prior review and written approval.  Licensee shall provide Licensor a copy of the executed sublicense agreement within thirty (30) days after signing.  Licensee's failure to Successfully Complete at least one Clinical Trial, the proposed Sublicensee's development and marketing capabilities, and the proposed Sublicensee's commercial and development activities that are competitive with sales (or potential sales) of Product in the Field, shall be a reasonable criteria for Licensor to base its determination whether to consent to such sublicense agreement.  To the extent that any terms, conditions or limitations of any sublicense agreement are inconsistent with this Agreement, those terms, conditions and limitations are null and void against Licensor, even though Licensor has consented to the sublicense in writing. Without limiting the generality of the foregoing, with respect to any Sublicensee that is granted an exclusive sublicense that includes the right to sell Product or that could reasonably be expected to generate Sublicensing Royalties, the sublicense shall impose substantially similar obligations upon such Sublicensees as are imposed upon Licensee by this Agreement, including provisions regarding confidentiality, indemnification, insurance, audit, record-keeping, no challenge, sublicensing and termination for Licensor's protection that are consistent with those provided herein.  Licensee agrees to use commercially reasonable efforts to require each Sublicensee hereunder to comply with the terms of the sublicense.  If the act or omission of a Sublicensee would cause Licensee to be in breach of this Agreement, Licensee shall either cause such breach to be cured or shall terminate the applicable sublicense.  In granting any exclusive sublicense under this Agreement that includes the right to sell Product or that could reasonably be expected to generate Sublicensing Royalties, Licensee shall require that such Sublicensee grant sufficient rights back to Licensee (either by assignment or by license with the right to sublicense) for Licensee to grant to Licensor the full scope of the licenses set forth in Sections 7.4 and 10.4.  Each such sublicense agreement shall designate Licensor as a third party beneficiary if Licensor is damaged as a result of any breach by a Sublicensee of any relevant restriction, limitation, or obligation pertaining to this Agreement.  If a proposed Sublicensee requires, as a condition to entering into a sublicense that could reasonably be expected to generate revenue pursuant to Section 4.4.4 and/or 4.4.5, commercially reasonable modifications to the terms of Section 7.4 of this Agreement, Licensor will negotiate in good faith in an effort to reach a mutual agreement on such modifications  to this Agreement as requested by such proposed Sublicensee.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

(e)           Prior to the Effective Date, Licensor engaged in preliminary Product licensing discussions covering the European territory with [***] (together with its Affiliates, "EU-CO"). After the Effective Date, Licensor will share with Licensee information relating to these negotiations and will facilitate the initial communications between Licensee and EU-CO, with the understanding that Licensee shall thereafter assume responsibility for sublicensing and commercial discussions with EU-CO, as the exclusive Licensee hereunder in the Territory.  The parties will discuss in good faith within the JDC framework how to maximize the value of European rights and how best to coordinate Product development activities in Europe with other development activities, including the possibility of sublicensing EU-CO on terms currently under negotiation.  Licensor and Licensee agree that a potential sublicense by Licensee hereunder to EU-CO in the European territory may present a valuable opportunity for Product development and commercialization, and Licensee agrees to use its good faith efforts to negotiate a potential sublicense hereunder with EU-CO; provided that Licensee shall not be in breach of this Agreement if such a sublicense with EU-CO does not close.

(f)           In the event of termination of this Agreement (other than upon expiration of the Royalty Term), any sublicense agreement with any Sublicensee shall provide for the termination of the sublicense, or the conversion to a license directly between such Sublicensee and Licensor on substantially the same terms as the sublicense agreement, at the option of the Sublicensee; provided, however, that such Sublicensee is in good standing under the sublicense agreement; and provided, further, that, in no event shall Licensor have greater obligations to such Sublicensee than it has to Licensee hereunder.

3.2           No Challenge. The parties acknowledge that the activities contemplated by this Agreement involve substantial sharing of risk and that the collaboration contemplated by this Agreement requires mutual trust and cooperation.  The parties further acknowledge that an essential element of the collaboration is an agreement to respect the intellectual property rights of the other party.  Accordingly, Licensee agrees that if it or any Affiliate directly or through a third party contests the validity, scope or enforceability of any patent rights licensed to it under this Agreement or assists any third party in doing so, Licensor may, at its sole option, either (i) immediately terminate any and all licenses granted to the Licensee under this Agreement; or (ii) terminate the exclusivity of this Agreement such that the grant of rights under this Agreement becomes non-exclusive, but all other terms remain the same.  In the event that all or any portion of this Section 3.2 is invalid, illegal or unenforceable, then the parties will use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, gives effect to the intent of this Section 3.2.

3.3           Information Related to the Licensed IP Rights.  Each of the parties shall provide the other with a copy of material information created or acquired after the Effective Date and Controlled by such party relating to the Licensed IP Rights or Products, including:  (a) regulatory submissions, (b) communications with the Competent Authorities (including the minutes of any meetings), (c) trial master files, including case report forms, (d) listings and tables of results from the clinical trials, (e) treatment-related serious adverse event reports from the clinical trials, (f) storage of and access permission to any retained samples of materials used in clinical trials, and (g) access to CROs involved in the clinical trials.  Each party shall share such information with the other party on a regular basis, but no less frequently than in connection

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

with each scheduled semi-annual JDC meeting pursuant to sub-Section 7.1.4(c).  Licensee hereby grants to Licensor the right to use, outside the Territory, any clinical trial data or other information generated by Licensee related to Product as Licensor may reasonably request, subject to any bona fide obligations to third parties and any legal or regulatory restrictions. Licensor hereby grants to Licensee the right to use, in the Territory, any clinical trial data or other information generated by Licensor related to Product as the Licensee may reasonably request, subject to any bona fide obligations to third parties and any legal or regulatory restrictions.

3.4           Technical Assistance.  Licensor shall use its commercially reasonable efforts to provide such technical assistance to Licensee as Licensee reasonably requests related to CMC (Chemistry and Manufacturing Controls) and manufacturing issues related to Compound and Product, until December 31, 2010.

3.5           Registrations.  Licensor acknowledges and agrees that Licensee shall own all Registrations for Products for use in the Field in each country in the Territory.  Additionally, subject to prior approval by the JDC, Licensor acknowledges and agrees that Licensee shall have the right to conduct pre-clinical and clinical development activities outside of the Territory and Licensee acknowledges and agrees that Licensor shall have the right to conduct pre-clinical and clinical development activities inside the Territory.  Each party hereby grants to the other a free-of-charge right to reference and use and have full access to all Registrations and all other regulatory documents that relate to the Licensed IP Rights or Products, including INDs, NDAs and DMFs (whether as an independent document or as part of any NDA, and all chemistry, manufacturing and controls information), and any supplements, amendments or updates to the foregoing (for the purposes of this Section, the "Right of Reference").  Licensee shall have the right to (sub)license the Right of Reference to its Sublicensees and Affiliates; provided, however, Licensee shall use reasonable efforts to require that each of its Sublicensees and Affiliates provide all reference information to Licensor as described in this Section 3.5 for use by Licensor outside ofthe Territory. Licensor shall have the right to (sub)license the Right of Reference to its sublicensees and affiliates. Each party shall promptly notify the other of any written or oral notices received from, or inspections by any Competent Authority relating to any such Registrations, and shall promptly inform the other party of any responses to such written notices or inspections and the resolution of any issue raised by such Competent Authority.  During the time that Licensor or Licensee (or its Affiliates or Sublicensees) is the holder of a Registration, the other party shall be entitled to attend any and all meetings and participate in telephone calls with the Competent Authorities, including any meeting preparation, meeting co-ordination and preparation of minutes.

3.6           Bankruptcy.   All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual  property" as defined under Section 101(35A) of the Bankruptcy Code.  The parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.  Upon the bankruptcy of any party, the nonbankrupt party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt party, unless the bankrupt party elects to continue, and continues, to perform all of its obligations under this Agreement.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

4.           FINANCIAL CONSIDERATIONS

4.1           License Fees.  Within ten (10) business days after this Agreement has been signed and delivered by both parties, Licensee shall pay to Licensor a non-refundable, non creditable license fee in the amount of US$[***].

4.2           Development-Based Milestone Payments.  At such time as Licensee (or its Affiliates or Sublicensees) achieves a milestone event as described below, Licensee shall pay to Licensor the Milestone Payment specified below.  For avoidance of doubt, only one of each such milestone payments shall be payable, notwithstanding that there may be multiple Products and/or replacement Products, and once paid, each such milestone amount shall be non-refundable and non-creditable.  Licensee shall notify Licensor within ten (10) business days after any of the milestone events described below has actually been achieved, and the specified milestone payment shall be made within thirty (30) days after such notification. For the purpose of this Section 4.2 "Final Approval" shall mean approval by the FDA or EMA that is not conditioned on any other event (or if an approval is conditioned upon an event, then the occurrence of that event), provided, however, such other events shall specifically not include FDA or EMA requirements to conduct post marketing studies and any requirement for such post marketing studies shall not be deemed to delay the Final Approval.

Milestone Event
(1)	Completion of initial Clinical Trial	$[***]
(2)	FDA acceptance for review of first NDA	$1,000,000
(3)	FDA Final Approval of first NDA	$[***]
	plus an additional fee if [***]	additional $[***]
(4)	[***]	$[***]
(5)	[***]	$[***]
(6)	[***]	$[***]

4.3           Sales-Based Milestone Payments.  At such time as the aggregate annual Net Sales of Products by Licensee and its Affiliates and Sublicensees first reach the Net Sales amount set forth below, Licensee will pay to Licensor the following milestone payments:

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

Annual Product Net Sales                            Milestone Payment

US $[***]                                                       US $[***]

US $[***]                                                       US $[***]

Said payment shall be made within ninety (90) days after the end of the calendar quarter in which the annual Net Sales milestone was achieved.

4.4           Royalties.

4.4.1           Royalty Rate.  During the Royalty Term, Licensee shall pay to Licensor, in the manner set forth in Section 5.1,  royalties on Net Sales of each Product sold by Licensee and its Affiliates at a royalty rate determined by total Net Sales of all such Products (in the aggregate) by Licensee and its Affiliates in each calendar year as follows:

Calendar year Net Sales	Royalty Rate
Portion less than or equal to $[***] million	[***]% I
Portion above $[***] million	[***]%

Only one royalty shall be payable hereunder for a Product regardless of how many Valid Claims Cover such Product.  Any sales of Product by any Sublicensee do not constitute "Net Sales" and therefore shall be excluded in determining the royalty rate under this Section.

4.4.2           Third Party Royalties.  If the manufacture or sale of Product, in the opinion of an independent counsel to Licensee, its Affiliates or Sublicensees, requires a license to third party patent rights and Licensee, its Affiliates or Sublicensees pays royalties or other amounts in respect of such rights under such a license, then Licensee shall have the right to credit [***] percent ([***]%) of (i) such Third Party royalty and (ii) other amounts actually paid against the royalties owing to Licensor under Section 4.4.1 above or 4.4.5 below (to the extent not already reflected) with respect to sales of such Product in such country; provided, however, that Licensee shall not be permitted to offset royalties attributable to [***]; provided, further, that Licensee shall not reduce the amount of the royalties paid to Licensor under this Section 4.4 by reason of this Section 4.4.2, with respect to sales of such Product in such country, to less than a [***]% rate; provided, further, in circumstances where the Product is a Combination Product subject to adjustment of the royalty base pursuant to Section 4.4.3, [***].

4.4.3           Combination Products.  If a Product consists of components that are Covered by Licensor's Valid Claims, plus one or more additional active pharmaceutical

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

ingredients that are not Covered by a Valid Claim, but that are Covered by Third Party Patent Rights then:

(a)           for purposes of the Sublicensing Fees under Section 4.4.4 for such Combination Products, such Sublicensing Fees, prior to the calculation set forth in Section  4.4.4, first shall be [***], and such resulting amount shall be the "Sublicensing Fees" for purposes of the calculation in Section 4.4.4 for such Combination Product; provided that such allocations shall not reduce Sublicensing Fees below an effective rate of [***] percent ([***]%) of the total Sublicensing Fees for such Combination Product; provided further, that Sublicensing Fees shall only be reduced to the extent of actual Third Party sublicensing fee payment obligations for such Combination Product; and

(b)            for purposes of the royalty payments under Section 4.4 for Net Sales of such Combination Products, such Net Sales, prior to the royalty calculation set forth in Section 4.4.1, first shall be [***], and such resulting amount shall be the "Net  Sales" for purposes of the royalty calculation in Section 4.4 for such Product.

(c)           For purposes of this Section 4.4.3, the value of a component shall be determined on a country-by-country basis, and calculated on the basis of the average sale price of each such component sold separately (without other active pharmaceutical ingredients) in finished  form and containing the same weight of active pharmaceutical ingredient.  If, on a country-by-country basis, the other component(s) of the Combination Product are not each sold separately in said country, Net Sales for the purposes of determining royalties of the combination Product shall be determined by the parties in good faith based on the relative value, on the one hand, of the Product as formulated with such other active pharmaceutical ingredients and, on the other hand, the additional active pharmaceutical ingredients that are included in the Combination Product.

4.4.4            Sublicensing Fees.  At such times from time to time as Licensee may receive Sublicensing Fees, Licensee will pay [***] percent ([***]%) of Sublicensing Fees to Licensor; provided that in the event any such Sublicensee is the first to achieve any development-based milestone event set forth in Section 4.2 above, Licensee shall pay Licensor the greater of (i) [***] percent ([***]%) of Sublicensing Fees received from such Sublicensee upon the occurrence of such milestone or (ii) the milestone payment for such development-based milestone event set forth in Section 4.2; provided further that with regard to sales-based milestones received from such Sublicensee, Licensee shall pay Licensor the greater of (i) [***] percent ([***]%) of such sales-based milestone fees received from Sublicensees or (ii) the aggregate sales-based milestone payments as set forth in Section 4.3 above for all sales-based milestone events achieved (based on the combined sales of Licensee and all Sublicensees). Notwithstanding the foregoing, in the event that EU-CO is a Sublicensee hereunder, then with respect to any Sublicensee Fees received from EU-CO, Licensee will instead pay the following portion of such fees to Licensor:

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

(a)           If such sublicense with EU-CO is executed prior to the Successful Completion of any Clinical Trial by Licensee, [***] percent ([***]%) of any such Sublicensing Fees received from EU-CO that constitute license initiation fees, and [***] percent ([***]%) with regard to any other such Sublicensee Fees received from EU-CO; or

(b)           If such sublicense with EU-CO is executed after the Successful Completion of any Clinical Trial by Licensee but prior to FDA acceptance for review of the first NDA filed with respect to Product, [***] percent ([***]%) of any such Sublicensing Fees received from EU-CO that constitute license initiation fees, and [***] percent ([***]%) with regard to any other such Sublicensee Fees received from EU-CO; or

(c)           If such sublicense with EU-CO is executed after FDA acceptance for review of the first NDA filed with respect to Product, then the percentages and terms set forth in the first sentence of this Section 4.4.4 shall apply.

In the event that the Sublicensing Fees that constitute license initiation fees of EU-CO actually paid to Licensor pursuant to this Section 4.4.4, prior to the Completion of the initial Clinical Trial Milestone Event set forth in Section 4.2, exceed $[***], then the Milestone Payment for such Completion of the initial Clinical Trial Milestone Event shall be waived; provided however that the non-monetary diligence obligations set forth in Section 7.1.2(a) shall continue to apply.

4.4.5           Sublicensing Royalties.  At such times from time to time as Licensee may receive Sublicensing Royalties, Licensee shall pay to Licensor the greater of (i) [***] ([***]) of said Sublicensing Royalties or (ii) [***] percent ([***]%) of the net sales of such Sublicensee (and its sublicensees and its and their Affiliates) for sales of Product (with such net sales calculated in the same manner as set forth in Section 1.20); payable within thirty (30) days after Licensee's receipt thereof.

4.4.6           Royalty Rate Adjustment.  For any Product sold by or on behalf of Licensee, its Affiliates or any Sublicensee in any country where the sale of such Product is neither (i) Covered by a Valid Claim nor (ii) subject to Regulatory Exclusivity, but is subject to Generic Competition, the royalty otherwise payable to Licensor under this Section 4.4 shall thereafter be reduced in such country for such Product by [***] percent ([***]%); provided, however, that Licensee shall not reduce the amount of the royalties paid to Licensor under this Section 4.4 by reason of this Section 4.4.6, with respect to sales of such Product in such country, to a royalty rate of less than [***]%.  The parties acknowledge that the payment of a royalty based on sales of Products not Covered by any Valid Claim constitutes consideration for access to Licensed Know-How Rights which the parties believe will facilitate the development of Products by Licensee, its Affiliates and/or Sublicensees.

5.           ROYALTY REPORTS AND ACCOUNTING

5.1           Royalty Reports.  Within sixty (60) days after the end of each calendar quarter during the term of this Agreement following the first to occur of the First Commercial Sale of a Product or the first receipt by Licensee of Sublicensing Fees, Licensee shall furnish to Licensor a quarterly written report showing (a) the calculation of Net Sales during such calendar quarter; (b) the calculation of Sublicensing Fees and Sublicensing Royalties for such quarter;

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

(c) the calculation of the amounts payable, if any, that shall have accrued based upon such Net Sales and Sublicensing Fees; (d) the withholding taxes, if any, required by law to be deducted with respect to such sales; and (e) the exchange rates, if any, used in determining the amount of United States dollars.  With respect to sales of Products invoiced in United States dollars, the gross sales, Net Sales and royalties payable shall be expressed in United States dollars.  With respect to (i) Net Sales invoiced in a currency other than United States dollars and (ii) cash consideration paid in a currency other than United States dollars by Licensee's Sublicensees hereunder, all such amounts shall be expressed both in the currency in which the distribution is invoiced and in the United States dollar equivalent.  The United States dollar equivalent shall be calculated using the average of the exchange rate (local currency per US$1) published in The Wall Street Journal, Eastern Edition, under the heading "Currency Trading" on the last business day of each month during the applicable calendar quarter.

5.2           Audits.

5.2.1           Upon the written request of Licensor and not more than [***], Licensee shall permit an independent certified public accounting firm of nationally recognized standing selected by Licensor and reasonably acceptable to Licensee, at Licensor's expense, to have access during normal business hours to such of the financial records of Licensee (and its Affiliates and Sublicensees) as may be reasonably necessary to verify the accuracy of the payment reports hereunder for the [***] immediately prior to the date of such request, provided that in no event shall Licensor be subject to audit more than [***] absent credible evidence of intentional misconduct by Licensee, or its relevant Affiliate or Sublicensee. Licensee shall keep or cause to be kept such records as are required to determine, in a manner consistent with generally accepted accounting principles in the United States, the sums or credits due under this Agreement.

5.2.2           If such accounting firm concludes that additional amounts were owed during the audited period, Licensee shall pay such additional amounts within thirty (30) days after the date Licensor delivers to Licensee such accounting firm's written report so concluding.  The fees charged by such accounting firm shall be paid by Licensor; provided, however, if the audit discloses that the royalties payable by Licensee for such period are more than [***] percent ([***]%) of the royalties actually paid for such period, then Licensee shall pay the reasonable fees and expenses charged by such accounting firm. Further, if audits reveal [***] successive underpayments, on the [***] underpayment, Licensee will pay double the amount that was underpaid and may credit such excess payment in (or to) any subsequent royalty payment.

5.2.3           Licensor shall cause its accounting firm to retain all financial information subject to review under this Section 5.2 in strict confidence. In addition Licensee shall have the right to require that such accounting firm, prior to conducting such audit, enter into an appropriate non-disclosure agreement with Licensee regarding such financial information.  The accounting firm shall disclose to Licensor only whether the reports are correct or not, the amount of any discrepancy, and an appropriately detailed summary of the nature and source of such discrepancy.  No other information shall be shared.  Licensor shall treat all such financial information as Licensee's Confidential Information

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

6.           PAYMENTS

6.1           Payment Terms.  Amounts shown to have accrued by each report provided for under Section 5 above shall be due on the date such report is due.  Payment in whole or in part may be made in advance of such due date.

6.2           Exchange Control.  If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where the Product is sold, Licensee shall have the right, in its sole discretion, to make such payments by depositing the amount thereof in local currency to Licensor's account in a bank or other depository institution in such country.  If the royalty rate specified in this Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.

6.3           Withholding Taxes.  Licensee shall be entitled to deduct the amount of any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts payable by Licensee, its Affiliates or Sublicensees, or any taxes required to be withheld by Licensee, its Affiliates or Sublicensees, to the extent Licensee, its Affiliates or Sublicensees pay to the appropriate governmental authority on behalf of Licensor such taxes, levies or charges.  Licensee shall use reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of Licensor by Licensee, its Affiliates or Sublicensees. Licensee promptly shall deliver to Licensor proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto.

6.4           Late Payments.  In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the tenth day following the due date thereof, calculated at the annual rate of [***], on the date said payment is due, the interest being compounded on the last day of each calendar quarter, provided however, that in no event shall said annual interest rate exceed the maximum legal interest rate.  Each such payment when made shall be accompanied by all interest so accrued.  Said interest and the payment and acceptance thereof shall not negate or waive the right of Licensor to seek any other remedy, legal or equitable, to which it may be entitled because ofthe delinquency  of any payment including, but not limited to, termination of this Agreement as set forth in Section 10.

7.           RESEARCH, DEVELOPMENT  AND COMMERCIALIZATION

7.1           Research and Development Efforts.

7.1.1           Licensee shall use its commercially reasonable efforts to conduct such research, development  and preclinical and human clinical trials as Licensee reasonably determines are necessary or desirable to obtain regulatory approval to manufacture and market such Products as Licensee determines are commercially feasible in the Field, and shall use its commercially reasonable efforts to obtain regulatory approval to market, and following approval to commence marketing and market each such Product in such countries in the Territory as

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

Licensee reasonably determines are commercially feasible.  The parties acknowledge that the Development Plan attached hereto as Exhibit D (the "Development Plan") represents the mutually desired timeline for development of the Products and is subject to change following the Effective Date, including following Licensee's initial meeting with the FDA regarding development of Product.

7.1.2           Without limiting the generality of Section 7.1.1, Licensee, its Affiliate or its Sublicensee shall satisfy each of the following development milestones (each a "Development Milestone"):

(a)           [***];

(b)           [***];

(c)           [***]; and

(d)           [***].

7.1.3           In the event Licensee, its Sublicensee or their respective Affiliates fails to achieve a Development Milestone, and such failure was not due to reason(s) beyond their reasonable control, Licensor shall have the right to terminate this Agreement (except that Licensor may not terminate this Agreement for failure to meet the milestone set forth in sub Section 7.1.2(a) if Licensee has made the specified milestone payment and is continuing to use its commercially reasonable efforts to complete [***] as soon thereafter as practicable).  For the avoidance of doubt and without prejudice to other reasons that may be deemed beyond the reasonable control of Licensee, its Sublicensee

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

or their respective Affiliates, should the failure to achieve a Development Milestone be caused by [***], then Licensee shall present such evidence to Licensor and the delay shall be deemed by Licensor to be beyond the reasonable control of Licensee, its Sublicensee or their respective Affiliates, and Licensee, its Sublicensee or their respective Affiliates automatically shall be granted reasonable time extensions or milestone adjustments to the extent of any such delay (the "Excused Delay").

7.1.4           Joint Development Committee.

(a)           Within thirty (30) calendar days after the Effective Date, Licensor and Licensee shall form a joint development committee ("JDC") consisting of two representatives designated by each party hereto. Each party may replace its JDC representatives at any time upon prior written notice to the other party.

(b)           Subject to the terms of this Agreement including the provisions of sub-Section 7.1.4(e) below, the JDC shall have the responsibility and authority to:

(i)            exchange information related to the worldwide development and Registration of Products, including information related to licensing or sublicensing rights to make or sell Products in the Territory and the SK Territory;

(ii)            review and discuss any amendments or updates to the Development Plan and Licensor's plans to develop Product in the SK Territory;

(iii)            serve as forum for discussions related to coordinating development of Products in the Territory and the SK Territory;

(iv)            authorize Licensee to conduct research and/or development activities under the Licensed IP in the SK Territory and/or make (but not sell) Products in the SK Territory;

(v)           authorize Licensor to conduct research and/or development activities under the Licensed IP in the Territory and/or make (but not sell) Products in the Territory;

(vi)           review and discuss prosecution and maintenance of Patent Rights; and

(vii)           perform such other functions as the parties may agree in writing.

(c)           The JDC shall meet at least two times every calendar year, at such location, on such dates and at such times as mutually agreed by the parties. JDC members may attend meetings in person or, as long as each attendee is able to hear the others, by telephone or video conference. Each party may permit visitors to attend meetings of the JDC as

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

the JDC determines.  Each party shall be responsible for its own expenses and those of its visitors for participating in the JDC.

(d)           The JDC shall decide all matters by consensus, with each party having one collective vote.  The members of the JDC shall act in good faith to cooperate with one another and to reach agreement with respect to issues to be decided by the JDC.  Action that may be taken at a meeting of the JDC also may be taken without a meeting if a written consent setting forth the action so taken is signed by the committee members.  In the event that the members of the JDC cannot come to consensus within fifteen (15) days with respect to any matter over which the JDC has authority and responsibility, the JDC shall submit the respective positions of the parties with respect to such matter for discussion in good faith by the parties' respective senior executive officers.

(e)           The JDC shall have no authority other than that expressly set forth in sub-Section 7.1.4(b).  It is the expectation of the parties that the JDC will set forth the general principles and strategies upon which the parties will perform their activities under the Development Plan.  The JDC will use commercially reasonable efforts to decide important matters by consensus, but [***] Notwithstanding the foregoing, [***]. Each party shall provide the JDC with at least ninety (90) days advance written notice of any plan to commence human clinical testing of any Product.

7.2           Records.  Licensee shall maintain records, in sufficient detail and in good scientific manner, which shall reflect all work done and results achieved in the performance of its research and development regarding the Products.

7.3           Reports.  Within ninety (90) days following the end of each June and December during the term of this Agreement beginning on December 31, 2010 and continuing until the first to occur of the First Commercial Sale of a Product or the first receipt by Licensee of Sublicensing Fees, Licensee shall prepare and deliver to Licensor a written summary report which shall describe (a) the research performed to date employing the Licensed IP Rights, (b) the progress of the development, and testing of Products in clinical trials, and (c) the status of obtaining regulatory approvals to market Products.

7.4           Improvements.

(a)           Each party shall notify the other, in confidence, promptly upon the development, creation or discovery of any Product Improvement Patent Rights.

(b)           Licensee and Licensor shall jointly own any Product Improvement Patent Rights claiming inventions developed by or on behalf of Licensee and/or Licensor during the term of this Agreement.  Licensee shall have the sole and exclusive right to

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

practice and license such Patent Rights in the Territory and Licensor shall have the sole and exclusive right to practice and license such Patent Rights in the SK Territory.  Without limiting Section 7.1, each party shall undertake such efforts to develop and commercialize such Patent Rights as it may deem appropriate in its sole discretion.

(c)           Notwithstanding the foregoing, [***] shall be solely owned by Licensor unless Licensee provides written notice to Licensor, within ninety (90) days of its receipt of filing notice from Licensor, of Licensee's election, at its sole discretion, to include such [***] as a "[***]."  With regard to any [***] that Licensee declines to include as a [***] in accordance with the terms of this sub Section 7.4(c), Licensee shall not have any right or license hereunder to or under such [***].

(d)           Licensee hereby grants, and shall grant, to Licensor a non- exclusive, royalty free license (with the right to grant sublicenses through multiple tiers) under Know-How related to the Licensed IP Rights and/or Products developed by or on behalf of Licensee, its Affiliates and Sublicensees, to conduct research and to develop, make, have made, use, offer for sale, sell and import Products in the SK Territory.

(e)           To the extent either party obtains any right, title or interest in any Patent Rights that are to be owned jointly by the other party in accordance with the terms of this Agreement, such first party hereby assigns, and, to the extent such assignment cannot be made at present, agrees promptly to assign, to such second party a 50% undivided right, title and interest in and to such Patent Rights throughout the world.  The first party shall execute and procure such documents, including short-form assignments and patent applications, and take such other actions, as may be reasonably requested from time to time by the second party to obtain for its own benefit intellectual property rights in any and all countries with respect to such Patent Rights or otherwise to transfer or confirm rights in and to such Patent Rights for the benefit of the second party.

7.5           Sales and Marketing.  Licensee (directly or through one or more Affiliates or Sublicensees) will be responsible for all selling and marketing and all other commercial activities related to the Product in the Territory and will bear the associated costs.  Licensor (directly or through one or more Affiliates or sublicensees) will be responsible for selling and marketing and all other commercial activities related to the Product in the SK Territory and will bear the associated costs. Nothing in this agreement shall be construed as a guaranty that any Product will be successfully developed or marketed in any country in the Territory or the SK Territory.

7.6           [***].  Each Party agrees that during the Royalty Term, it shall not directly or indirectly [***]; or otherwise grant any license or right to any Third Party or otherwise assist any Third Party to do any of the foregoing [***].

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

8.           CONFIDENTIALITY

8.1         Confidential Information.  During the term of this Agreement, and for a period of [***] ([***]) years following the expiration or earlier termination hereof, each party shall maintain in confidence all information of the other party that is disclosed by the other party and identified as, or acknowledged to be, confidential at the time of disclosure (the "Confidential Information"), and shall not use, disclose or grant the use of the Confidential  Information except on a need-to-know basis to those directors, officers, affiliates, employees, permitted licensees, permitted assignees and agents, consultants, clinical investigators or contractors,  to the extent such disclosure is reasonably necessary in connection with performing its obligations or exercising its rights under this Agreement.  To the extent that disclosure is authorized by this Agreement, prior to disclosure, each party hereto shall obtain agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement.  Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

8.2           Permitted Disclosures.  The confidentiality obligations .contained in Section 8.1 above shall not apply to the extent that (a) any receiving party (the "Recipient") is required (i) to disclose information by law, regulation or order of a governmental agency or a court of competent jurisdiction, or (ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product or (b) the Recipient can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of actions of the Recipient in violation hereof; (ii) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other party hereunder; (iii) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any party to this Agreement and not under a duty of confidentiality to the other party; or (iv) the disclosed information was independently developed by the Recipient without use of the Confidential Information disclosed by the other party. Notwithstanding any provision of this Agreement (other than Section 9.1.4), Recipient may disclose Confidential Information disclosed by the other party relating to Product to any Person with whom Recipient has, or is proposing to enter into, a business relationship, as long as such Person has entered into a confidentiality agreement with Recipient. In addition, subject to and in accordance with this Agreement, (a) Licensee may use all Licensed IP Rights as necessary or appropriate to research, develop and commercialize Product in the Territory or otherwise to exercise its rights and meet its obligations hereunder, and (b) Licensor may use all Know-How licensed by Licensee to Licensor pursuant to Section 7.4(d) as necessary or appropriate to research, develop and commercialize Product in the SK Territory or otherwise to exercise its rights and meet its obligations hereunder.

8.3           Terms of this Agreement.  Except as otherwise provided in Section 8.2 above, Licensor and Licensee shall not disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party.  Notwithstanding  the foregoing, prior to execution of this Agreement, Licensee and Licensor have agreed upon the substance of information that can be used to describe the terms of this transaction, and Licensee and Licensor may disclose such information, as modified by mutual agreement from time to time, without the other party's consent.  The parties agree to issue a mutually agreed upon joint press release

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

within fourteen (14) days of the Effective Date, announcing this Agreement and the activities contemplated by this Agreement, substantially in the form mutually agreed in advance.  Licensor will be responsible for translating into a foreign language any press release that is required or advisable to be issued in such language.

9.           PATENTS

9.1           Patent Prosecution and Maintenance.

9.1.1           Joint Patent Rights.  The parties shall jointly agree upon any decisions relating to the preparation, filing, prosecution, maintenance and defense of any Patent Rights jointly owned by Licensee and Licensor pursuant to the terms of Section 7.4 ("Joint Patents"), and [***].

(a)           Prior to filing a new application for Patent Rights claiming an invention within the Joint Patents, each party shall submit to the JDC an invention disclosure form for the respective invention which sets forth in reasonable detail the names of the respective inventors; their affiliation; an invention title; a reasonable description of the invention, including the proposed benefit or improvement over the current technology and how the invention could be used; and the invention conception date referring to the first oral disclosure and any notebook or other written documentation. The JDC shall review such invention disclosure form and shall attempt in good faith to determine whether Licensee or Licensor shall serve as the lead prosecuting party for such Joint Patent. Additionally, the JDC shall, among other things, determine whether, consistent with applicable law regarding inventorship, to correct or supplement the inventors listed on the invention disclosure form in view of activities conducted under this Agreement.

(b)           In the event of a disagreement regarding the filing of a patent application with respect to Joint Patents which is not timely resolved within the JDC process, the party seeking to file a patent application may, notwithstanding  the foregoing in this Section 9.1.1, file such patent application [***], and the other party agrees to assign all right, title, and interest in and to such application and any patents issuing therefrom to the party filing such patent application subject to the retention of a perpetual, irrevocable, royaltyfree, non-sublicensable, license to use the subject matter of the patent, in addition to any other licenses hereunder.

(c)           Each party shall provide the other party with copies of all official correspondence between such party and U.S. or foreign patent offices in patent applications that the parties pursue for Joint Patents.

9.1.2           Independently-owned Patent Rights.  Each party shall maintain its own patents at its own expense as it deems appropriate; provided that if a patent in respect of [***] (shown on Exhibit A) issues in the United States and such patent covers the Product then being developed or marketed in the United States by Licensee or a Sublicensee, Licensee shall, within thirty days of receipt from Licensor of evidence of such patent issuance, [***].

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

Licensor shall give Licensee reasonable opportunity to review and advise on any filings related to the prosecution and maintenance of the Licensed Patent Rights and [***] in the Territory and shall take into account Licensee's reasonable comments related thereto, including comments regarding what constitute reasonable expenses.

9.1.3           Discontinuation.  The party initially responsible under this Article for the preparation, filing, prosecution and maintenance of a particular Patent Right that is the subject of this Agreement shall give at least thirty (30) days' advance notice to the other party of any decision to cease preparation, filing, prosecution or maintenance of that Patent Right. Discontinuation may be [***]. In such case, the other party may elect, at its sole discretion, to continue preparation, filing, and prosecution or maintenance of the discontinued patent [***]. If a party assumes such responsibility, the other party agrees to assign all right, title, and interest in and to such application and any patents issuing therefrom to the party assuming such responsibility subject to the retention by the assigning party of a perpetual, irrevocable, royaltyfree, license to use the subject matter of the patent (and to sublicense such rights solely for use together with other Licensed IP Rights, [***]), in addition to any other licenses hereunder, in the SK Territory (if Licensor is the assigning party) or in the Territory (if Licensee is the assigning party).  If a party assumes responsibility for a patent under this Section, such patent shall be disregarded in determining royalties payable under this Agreement.

9.1.4           Patent Subcommittee.  The parties may decide, within the mechanisms of the JDC, to form a patent subcommittee  ("Patent Subcommittee") of the JDC to assist in the preparation and filing of patents on inventions that arise in the course of activities under the Development Plan and in connection with this Agreement, in which event each party shall appoint one (1) member to the Patent Subcommittee, with each party's Patent Subcommittee member being a patent attorney, patent agent or representative with management responsibility regarding patent matters designated by such party as its contact for patent matters in connection with Development Plan and related research and development activities under this Agreement ("Patent Representative").  If a Patent Subcommittee is formed, reference to the JDC in Section 9.1.1 shall refer instead to such Patent Subcommittee. The Patent Subcommittee may hold its meetings separate from or in connection with the meetings of the JDC.  Meetings between the Patent Representatives shall include, for example, the discussion of freedom-tooperate clearance of activities conducted under the Development Plan, information sufficient to support the filing of Patent Rights, reasonable expenses to incur to support patent filings and the status of any such Patent Rights.  Prior to the first meeting between the Patent Representatives, the parties shall enter into a Common Interest Agreement in form mutually agreed by the parties.

9.2           Notification of Infringement.  Each party shall notify the other party of any substantial infringement known to such party of any Licensed Patent Rights, Joint Patents, or Product Improvement Patent Rights and shall provide the other party with the available evidence, if any, of such infringement.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

9.3           Enforcement of Patent Rights.

(a)           Licensee [***] shall have the right to determine the appropriate course of action to enforce Licensed Patent Rights, Joint Patents and [***] in the Territory or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce Licensed Patent Rights, Joint Patents and [***] in the Territory, to defend any declaratory judgments seeking to invalidate or hold the Licensed Patent Rights, Joint Patents or [***] in the Territory unenforceable, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation, declaratory judgments or other enforcement action with respect to Licensed Patent Rights, Joint Patents or [***], in each case in Licensee's own name and, if necessary for standing purposes, in the name of Licensor and shall consider, in good faith, the interests of Licensor in so doing.  Licensee shall not settle the action or otherwise consent to an adverse judgment in such action that diminishes the rights or interests of Licensor without the prior written consent of the Licensor, provided that Licensee may [***].  All monies recovered upon the final judgment or settlement of any such suit to enforce the Licensed Patent Rights, Joint Patents or [***] in the Territory shall [***].  If Licensee does not receive sufficient monies from a final judgment or settlement to cover its expenses for such suit, Licensee shall have the right to [***].

(b)           Licensor [***] shall have the right to determine the appropriate course of action to enforce Licensed Patent Rights, Joint Patents and [***] in the SK Territory or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce Licensed Patent Rights, Joint Patents, and [***] in the SK Territory, to defend any declaratory judgments seeking to invalidate or hold the Licensed Patent Rights, Joint Patents or [***] in the SK Territory unenforceable, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation, declaratory judgments or other enforcement action with respect to Licensed Patent Rights, Joint Patents, or [***], in each case in Licensor's own name and, if necessary for standing purposes with regard to Joint Patents, in the name of Licensee and shall consider, in good faith, the interests of Licensee in so doing.  With respect to Joint Patents, Licensor shall not settle the action or otherwise consent to an adverse judgment in such action that diminishes the rights or interests of Licensee without the prior written consent of the Licensee, provided that Licensor may settle any such claim by granting a sublicense in accordance with this Agreement.

9.4           Third Party Patent Rights.  If the manufacture or sale of Product results in a third party bringing a patent infringement suit where liability of Licensee or its Sublicensee is determined or if the manufacture or sale of Product by Licensee or its Sublicensee does, in the opinion of patent counsel to Licensee or its Sublicensee, require a license to third party patent rights, then Licensee will be entitled to [***].

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

9.5           Cooperation.  In any suit to enforce and/or defend the Licensed Patent Rights pursuant to this Section 9, the party not in control of such suit shall, at the request and expense of the controlling party, reasonably cooperate and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

10.           TERMINATION

10.1           Expiration.  Subject to Sections 10.2 and 10.3 below, this Agreement shall expire on the expiration of the Royalty Term and the license grant under Section 3.1 shall be effective at all times prior to such expiration.  Following expiration of this Agreement, Licensee shall have a fully paid-up, non-exclusive license under the Licensed Know-How Rights to conduct research and to develop, make, have made, use, sell, offer for sale and import Products in the Territory for use in the Field, and Licensor shall have a fully paid-up, non-exclusive license under the Know-How identified in Section 7.4(d) to conduct research and to develop, make, have made, use, sell, offer for sale and import Products in the SK Territory for use in the Field.

10.2           Termination by Licensee.  Licensee may terminate this Agreement, in its sole discretion, upon [***] ([***]) days prior written notice to Licensor for safety, technological, medical or scientific reasons.  Licensee may terminate this Agreement, in its sole discretion, at any time upon [***] ([***]) days prior written notice to Licensor.

10.3           Termination for Cause.  Except as otherwise provided in Section 12, either party may terminate this Agreement upon or after the breach of any material provision of this Agreement by the other party if such breach is not cured within [***] days after receipt of express written notice thereof by the non-defaulting party; provided that such cure period shall be [***] ([***]) days in connection with the breach of a payment obligation hereunder.  Any such termination shall become effective at the end of the applicable cure period unless the breaching party has cured any such breach or default prior to the expiration of such cure period (or, if such non-monetary default is capable of being cured but cannot be cured within such applicable [***]-day period, the breaching party has commenced and diligently continued actions to cure such default; provided always that, in such instance, such cure must have occurred within [***] ([***]) days after notice thereof was provided to the breaching party by the non-breaching party to remedy such default).

10.4          Effect of Expiration or Termination.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

(a)           Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 5.2, 6, 7.2, 7.4, 8, 9.1.1, 10, 11 and 13 shall survive the expiration or termination of this Agreement for any reason.

(b)           In the event that Licensee terminates this Agreement under Section 10.3 for breach by Licensor, then (i) all licenses and rights granted by Licensee to Licensor pursuant to Section 7.4(d) shall revert to Licensee, (ii) Section 3.5 shall survive for the benefit of Licensee; (iii) each party shall return to the other all Confidential Information of such other party, provided, however, that the parties may each retain a copy of such other party's Confidential Information in segregated files solely for archival purposes, (iv) for a period of six (6) months thereafter, Licensee (and its Affiliates and Sublicensees) shall continue to be entitled to finish production of any Products which were in process at the time of termination, and Licensee (and its Affiliates and Sublicensees) shall be entitled to sell all Products which were in inventory or in process at the time of termination, so long as Licensee (and its Affiliates and Sublicensees) continues to make the reports and pay the scheduled royalties for said sales as set forth in this Agreement, and (v) except as specified in Section 10.4(a) and in this Section 10.4(b) or with respect to any provision hereof that by its terms survives termination and any payment obligation that has accrued prior to the date of termination, all rights and obligations of the parties under this Agreement shall terminate.

(c)           In the event that Licensor terminates this Agreement under Section 10.3 for breach by Licensee or Licensee elects to terminate this Agreement in its entirety under Section 10.2, then (i) Section 7.4(d) shall survive and Licensor's  licenses and rights pursuant thereto shall apply on a worldwide basis and be fully-paid up, perpetual and irrevocable, (ii) Section 3.5 shall survive for the benefit of Licensor, and Licensee shall transfer to Licensor all Registrations and Product-related INDs, PMAs, NDAs, establishment  license applications (ELAs) and drug master files (DMFs), OTC monographs or any other similar filings Controlled by Licensee (including any foreign equivalents and further including any related correspondence and discussions), and all data contained therein, as may be required by Regulatory Authorities for the development, manufacture or commercialization of a Product (or if ownership thereof cannot be transferred in a country, Licensee shall grant, and hereby grants, to Licensor an exclusive right of access and reference thereto in such country in order to enable Licensor to become a sponsor and/or party of record thereof); (iii) each party shall return to the other all Confidential Information of such other party (except to the extent of the Know-How licensed to Licensor under Section 7.4(d) and the Registrations and related materials and rights identified above in this sentence); provided, however, that the parties may each retain a copy of such other party's Confidential Information in segregated files solely for archival purposes; and (iv) except as specified in Section 10.4(a) and in this Section 10.4(c) or with respect to any provision hereof that by its terms survives termination and any payment obligation that has accrued prior to the date of termination, all rights and obligations of the parties under this Agreement shall terminate.

(d)           If this Agreement is terminated due to the rejection of this Agreement by or on behalf of Licensee due to Licensee's bankruptcy or insolvency, all assignments of rights, all licenses, and all rights to licenses granted under or pursuant to this Agreement by Licensee to Licensor are and shall otherwise be deemed to be licenses of rights to

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

 "intellectual  property".  The parties agree that Licensor, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under any applicable insolvency statute.  The provisions of this Section 10.4(d) shall be (i) without prejudice to any rights Licensor may have arising under United States Bankruptcy Code or other applicable law and (ii) effective only to the extent permitted by applicable law.

11.           INDEMNIFICATION

11.1           Indemnification. Licensee shall defend, indemnify and hold Licensor harmless from all losses, liabilities, damages and expenses (including attorneys' fees and costs) incurred as a result of any claim, demand, action or proceeding arising out of (i) the manufacture, use, sale, performance or other exploitation of any Product by Licensee, or its Affiliates or its or their respective Sublicensees or distributors, (ii) any breach of this Agreement by Licensee, or (iii) the gross negligence or willful misconduct of Licensee in the performance of its obligations under this Agreement, except in each case to the extent arising from the gross negligence or willful misconduct of Licensor or the breach of this Agreement by Licensor.  Licensor shall defend, indemnify and hold Licensee harmless from all losses, liabilities, damages and expenses (including attorneys' fees and costs) incurred as a result of any claim, demand, action or proceeding arising out of (i) the manufacture, use, sale, performance or other exploitation of any Product by Licensor, or its Affiliates or its or their respective sublicensees or distributors, (ii) any breach of this Agreement by Licensor, or (iii) the gross negligence or willful misconduct of Licensor in the performance of its obligations under this Agreement, except in each case to the extent arising from the gross negligence or willful misconduct of Licensee or the breach of this Agreement by Licensee.

11.2           Procedure.  The party seeking indemnity ("Indemnitee") promptly shall notify the other ("Indemnitor") of any liability or action in respect of which Indemnitee intends to claim such indemnification, and Indemnitor shall have the right to assume the defense thereof with counsel selected by Indemnitor.  The indemnity agreement in this Section 11 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve Indemnitor of any liability to Indemnitee under this Section 11, but the omission so to deliver notice to Indemnitor will not relieve it of any liability that it may have to Indemnitee otherwise than under this Section 11.  Indemnitee, its employees and agents, shall cooperate fully with Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification.

11.3           Insurance.  Each party shall maintain product liability insurance with respect to the research, development, manufacture and sales of Products by it in such amount as it customarily maintains with respect to the research, development, manufacture and sales of its similar products in its respective territory.  Each party shall maintain such insurance for so long as it continues to research, develop, manufacture or sell any Products, and thereafter for so long as it customarily maintains insurance covering the research, development, manufacture or sale of its similar products in its respective territory.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

12.           FORCE MAJEURE

Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached  this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party (and such affected party takes reasonable efforts to remove the condition), including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental  authority or the other party; provided, however, the payment of amounts due and owing hereunder shall not be delayed by the payer because of a force majeure affecting the payer, unless such force majeure specifically precludes the payment process.

13.           MISCELLANEOUS

13.1           Notices.  Any consent, notice or report required or permitted to be given or made under this Agreement by one party to the other party shall be in writing, delivered by any available means to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

If to Licensor:               SK Holdings Co., Ltd.
99, seorin-dong, Jongro-gu,
Seoul, the Republic of Korea
Attention:  Byong-Sung  Kwak_(Executive  Vice  President  in Life Sciences Division)

With a copy to:            Bio General Counsel
1289 Fordham Blvd, Suite 327
Chapel Hill, NC 27514
Attention: Joseph Sollee

If to Licensee:               Neuronex, Inc.
9001 Aerial Center Parkway, Suite 110
Morrisville, NC 27560
Attention: Moise Khayrallah

With a copy to:            Hutchison Law Group
5410 Trinity Road, Suite 400
Raleigh, North Carolina 27607
Attention: William N. Wofford

13.2           Governing Law.  The parties intend and agree that the substantive law of the State of New York shall govern any dispute that relates in any way to this Agreement, regardless of any contrary result suggested by any choice-of-law rules, including but not limited to New York's choice-of-law rules.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

13.3           Arbitration.  Any dispute, controversy or claim initiated by either party arising out of or relating to this Agreement, its negotiations, execution or interpretation, or the performance  by either party of its obligations under this Agreement (other than (a) any dispute, controversy or claim regarding the validity, enforceability, claim construction or infringement of any patent rights, or defenses to any of the foregoing, or (b) any bona fide third party action or proceeding filed or instituted in an action or proceeding by a Third Party against a party to this Agreement), whether before or after termination of this Agreement, shall be finally resolved by binding arbitration.  Whenever a party shall decide to institute arbitration proceedings, it shall give prompt written notice to that effect to the other party.  Any such arbitration shall be conducted in the English language under the Rules of Arbitration of International Chamber of Commerce, except as expressly provided below.  Any such arbitration shall be held in Singapore, Singapore.  Such arbitration shall be conducted by a single arbitrator and the arbitrator shall be either mutually acceptable or, if the parties cannot agree on an arbitrator within fifteen (15) days after the matter is referred to arbitration, the single arbitrator shall be a person selected by the applicable rules.  The arbitrator shall be a person knowledgeable as to evaluation of biopharmaceutical technology who is not employed by, or has a financial relationship with, a party or any of its Affiliates.  Within ten (10) business days after the arbitrator is selected, each party shall submit to the arbitrator that party's proposed resolution of the dispute and justification therefor.  The arbitrator shall, within ten (10) business days after receiving the proposed resolution from each party, select one of the proposals, and such selection shall be deemed to be the arbitrator's conclusive decision and shall be binding on the parties.  The arbitration award rendered pursuant to this provision shall be enforceable by any court having jurisdiction. Unless otherwise provided for in the arbitral award, each party shall be responsible for its own attorneys' fees and costs incurred in connection with the arbitration.

13.4           Assignment.  Neither party shall assign its rights or obligations under this Agreement without the prior written consent, not to be unreasonably withheld, delayed or conditioned, of the other party; provided, that a party may, without such consent, assign this Agreement and its rights and obligations hereunder to any Qualified Affiliate; provided, that (i) the assignee agrees in writing to be bound by the terms and conditions of this Agreement, and (ii) in the event that Licensee seeks such assignment prior to FDA acceptance for review of the first NDA filed with respect to Product, Licensee provides to Licensor, prior to such assignment, a summary update of the most recent current report consistent with the provisions of Section 7.3 hereof and the assignee agrees to hold a face-to-face JDC meeting at the facilities of Licensor within sixty (60) days of the effective date of such assignment (such meeting to address assignee's detailed budget, activities and timelines for Development Plan, membership and roles of JDC, and assignees project committees responsible for Development Plan) and three additional face-to-face JDC meetings, in lieu of the quarterly telephonic meetings, during the 12 month period following the assignment (to ensure appropriate information exchange and diligence post-transition).  With regard to Licensee's proposed transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger, consolidation, change in control or similar transaction, the proposed assignee's (i) development capabilities (if the proposed transaction is prior to FDA acceptance for review of the first NDA filed with respect to Product) and marketing capabilities, relative to those capabilities of Licensee as of the Effective Date and (ii) conduct of activities prohibited by Section 7.6, shall be a reasonable criteria for Licensor to base its approval or disapproval of such assignment (if the transaction is one requiring Licensor's  consent).  Any permitted assignee shall

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

assume all obligations of its assignor under this Agreement.  For avoidance of doubt, a merger or assignment under this Section 13.4 shall not be considered (i) a factor that is beyond the reasonable control of Licensee or its assignee or (ii) a commercially reasonable basis for any delay, postponement or change of Development Plan activities. For the purpose of this Agreement, a "Qualified Affiliate" shall mean a company that is (or becomes by virtue of the assignment, merger, or other transaction) an Affiliate with a tangible net worth of not less than fifty million dollars ($50,000,000)  at the time of the assignment and that is not engaged in activities prohibited by Section 7.6.

13.5           Waivers and Amendments.  No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

13.6           Entire Agreement.  This Agreement embodies the entire agreement between the parties and supersedes any prior representations, understandings and agreements between the parties regarding the subject matter hereof.  There are no representations, understandings or agreements, oral or written, between the parties regarding the subject matter hereof that are not fully expressed herein.

13.7           Severability.  Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of this Agreement in any other jurisdiction. In the event that all or any portion of this Agreement is invalid, illegal or unenforceable, then the parties will use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, gives effect to the intent of the relevant provision.

13.8           The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

13.9           Interpretation. Whenever any provision of this Agreement uses the term "including" (or "includes"), such term shall be deemed to mean "including  without limitation" (or "includes without limitations").  The term "day" shall be deemed to mean a calendar day unless otherwise specified.  "Herein," "hereby," "hereunder," "hereof' and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used.  All definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural.  Unless otherwise provided, all references to Articles, Sections, Annexes and other exhibits in this Agreement are to Articles, Sections, Annexes and exhibits of this Agreement.   References to any Articles or Sections include Sections, clauses and subsections that are part of the related Articles or Section (e.g., a section numbered "Section 4.4" would be part of "Article 4", and references to "Section 4.4" would also refer to material contained in the clause/subsection  described as "Section 4.4(a)").

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

13.10           No Consequential Damages.  Notwithstanding anything to the contrary herein, in no event shall either party be liable to the other party for any consequential, punitive, incidental, special or indirect damages of any kind or nature whatsoever, howsoever caused.

13.11           Headings. The headings contained in this Agreement do not form a substantive part of this Agreement and shall not be construed to limit or otherwise modify its provisions.

13.12           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Evidence of the execution and delivery of this Agreement may be by a telecopy transmission to a party of the other party's signed copy of this Agreement.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

FOR/ON BEHALF OF LICENSOR:
SK Holdings Co., Ltd.

By: /s/ Byongsung Kwak______________

Name: Byongsung Kwak

Title: Executive Vice President

FOR/ON BEHALF OF LICENSEE:
Neuronex, Inc.

By: /s/ Moise Khayrallah______________

Name: Moise Khayrallah

Title: President

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

EXHIBIT A

LICENSED PATENT RIGHTS

No.	Related USSN/Title of Invention/Inventor	PCT Appln. Date/No.	Designated	Our Ref.	Status	Etc.	Right Status	Term of Patent
[***]	[***]	[***]		[***]	[***]		[***]
		[***]	[***]	[***]	[***]		[***]
			[***]	[***]	[***]	[***]	[***]	[***]
			[***]	[***]	[***]	[***]	[***]
			[***]	[***]	[***]	[***]	[***]
			[***]	[***]	[***]		[***]
			[***]	[***]	[***]	[***]	[***]
			[***]	[***]	[***]	[***]	[***]
			[***]	[***]	[***]	[***]	[***]	[***]
			[***]	[***]	[***]	[***]	[***]
			[***]	[***]	[***]	[***]	[***]
			[***]	[***]	[***]		[***]
		[***]		[***]	[***]		[***]
		[***]		[***]	[***]		[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

No.	Related USSN/Title of Invention/Inventor	PCT Appln. Date/No.	Designated	Our Ref.	Status	Etc.	Right Status	Term of Patent
[***]	[***]	[***]		[***]	[***]		[***]
		[***]	[***]	[***]	[***]	[***]	[***]
			[***]	[***]	[***]	[***]	[***]
			[***]	[***]	[***]		[***]
			[***]	[***]	[***]		[***]
			[***]	[***]	[***]		[***]
			[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
		[***]		[***]	[***]	[***]	[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

EXHIBIT B

Document List

List	No.	Detailed document title		Request
1. [***]
2. [***]
[***]	2-1-1		[***]	x
	2-1-2		[***]	X
[***]	2-3-1		[***]	X
	2-3-2		[***]
	2-3-3		[***]	X
	2-3-4		[***]	X
[***]	2-4-1		[***]	X
	2-4-2	[***]	[***]	X
	2-4-3		[***]	X
	2-4-4		[***]	X
	2-4-5	[***]	[***]	X
	2-4-6		[***]	X
	2-4-7		[***]	X
	2-4-8 2-4-9		[***] [***]	X X
[***]	2-5-1		[***]
	2-5-2		[***]
[***]	2-6-1		[***]
[***]	2-7-1		[***]
[***]	2-8-1		[***]	X
	2-8-2		[***]	X
	2-8-3		[***]	X
3. [***]
[***]	3-1-1		[***]	X
[***]	3-2-1		[***]	X
[***]	3-3-1		[***]	X

Confidential

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

Document List

[***]	3-4-1	[***]	X
4. [***]
[***]	4-1-1	[***]	X
	4-1-2	[***]	X
[***]	4-2-1	[***]	X
	4-2-2	[***]	X
[***]	4-3-1	[***]	X
	4-3-2	[***]	X
[***]	4-4-1	[***]	X
5. [***]
[***]	5-1-1	[***]	X
	5-1-2	[***]	X
[***]	5-2-1	[***]	X
	5-2-2	[***]
	5-2-3	[***]	X

Confidential

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

EXHIBIT C

[***] INDs

[***]

[***]

[***]

[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [ ] and an asterisk*, have been separately filed with the Commission.

EXHIBIT D

DEVELOPMENT PLAN

Initial Timeline & Funding Requirements

Event	Anticipated R&D Expense	Date
[***]		[***]
[***]	$[***]M	[***]
[***]	$[***]-$[***]M Over [***]	[***]
[***]		[***]